    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 14, 1997
                                           REGISTRATION STATEMENT NO. 333-______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 ---------------
                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                 ---------------
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                DELAWARE                                    95-3630868
     (STATE OR OTHER JURISDICTION OF                     (I.R.S. EMPLOYER
      INCORPORATION OR ORGANIZATION)                    IDENTIFICATION NO.)

                            10260 CAMPUS POINT DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
        INCLUDING AREA CODE OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

             BELL COMMUNICATIONS RESEARCH, INC. STOCK INCENTIVE PLAN

                            (FULL TITLE OF THE PLAN)

                                    COPY TO:
                             DOUGLAS E. SCOTT, ESQ.
                    SENIOR VICE PRESIDENT AND GENERAL COUNSEL
                 SCIENCE APPLICATIONS INTERNATIONAL CORPORATION
                            10260 CAMPUS POINT DRIVE
                           SAN DIEGO, CALIFORNIA 92121
                                 (619) 546-6000
            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                 ---------------

                         CALCULATION OF REGISTRATION FEE

===========================================   ==================   ==================   ==================   ==================
                                                   AMOUNT           PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
            TITLE OF SECURITIES                     TO BE            OFFERING PRICE     AGGREGATE OFFERING      REGISTRATION
             TO BE REGISTERED                    REGISTERED(1)        PER SHARE(2)            PRICE                  FEE
-------------------------------------------   ------------------   ------------------   ------------------   ------------------
CLASS A COMMON STOCK,
  PAR VALUE $.01 PER SHARE ................     2,000,000 SHS.     $            34.78   $       69,560,000   $        21,078.78
===========================================   ==================   ==================   ==================   ==================

(1) A MAXIMUM OF 2,000,000 SHARES OF CLASS A COMMON STOCK HAVE BEEN RESERVED FOR ISSUANCE UNDER THE BELL COMMUNICATIONS RESEARCH, INC. STOCK INCENTIVE PLAN (THE "STOCK INCENTIVE PLAN"). ALL SHARES RESERVED FOR ISSUANCE UNDER THE STOCK INCENTIVE PLAN ARE BEING REGISTERED HEREUNDER.
(2) THIS ESTIMATE IS MADE PURSUANT TO RULE 457(H) SOLELY FOR PURPOSES OF CALCULATING THE REGISTRATION FEE AND IS DETERMINED USING THE FORMULA PRICE (AS DEFINED IN THE PROSPECTUS WHICH IS A PART OF THIS REGISTRATION STATEMENT) OF THE SAIC CLASS A COMMON STOCK ON THE DATE HEREOF.
--------------------------------------------------------------------------------

                                     PART I

ITEM 1.       PLAN INFORMATION

     Not required to be filed with this Registration Statement.

ITEM 2.       REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

     Not required to be filed with this Registration Statement.

                                     PART II

ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission (the "Commission") by Science Applications International Corporation, a Delaware corporation (the "Company"), are hereby incorporated by reference in this Registration Statement:

     (a) The Company's Annual Report on Form 10-K/A for the fiscal year ended January 31, 1997.

     (b) The Company's Prospectus dated July 3, 1997, pursuant to Registration Statement on Form S-3/A filed with the Commission on July 3, 1997.

     (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since the end of the Company's fiscal year ended January 31, 1997.

     (d) The description of the Company's Class A Common Stock, par value $.01 per share, contained in the Company's registration statement on Form 8-A, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date this Registration Statement is filed with the Commission and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part of it from the respective dates of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes any such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.       DESCRIPTION OF SECURITIES

     Not applicable.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL

     The legality of the Class A Common Stock offered hereby has been passed upon for the Company by Douglas E. Scott, Esquire, Senior Vice President and General Counsel of the Company. As of October 31, 1997, Mr. Scott owned of record 14,748 shares of Class A Common Stock, had the right to acquire an additional 4,900 shares pursuant to previously granted stock options and beneficially owned a total of 4,388 shares through certain retirement and stock plans of the Company.

ITEM 6.       INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of Delaware grants each corporation organized thereunder, such as the Registrant, the power to indemnify its directors and officers against certain circumstances. Article FIFTEENTH of the Registrant's Restated Certificate of Incorporation provides for indemnification of directors and officers to the fullest extent permitted by law. The Company also has directors and officers liability insurance, with policy limits of $50 million, under which directors and officers of the Company are insured against certain liabilities which they may incur in such capacities.

ITEM 7.       EXEMPTION FROM REGISTRATION CLAIMED

     Not applicable.

ITEM 8.       EXHIBITS

     See Exhibit Index on page 8 hereof.

ITEM 9.       UNDERTAKINGS

     (a)  Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement, excluding information contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

          (2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Registrant pursuant to the provisions of
          Section 145 of the General Corporation Law of Delaware and Article FIFTEENTH of Registrant's Certificate of Incorporation, or otherwise, Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Registrant of the expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of McLean, Commonwealth of Virginia on July 11, 1997.

                                        SCIENCE APPLICATIONS
                                        INTERNATIONAL CORPORATION

                                        By /s/  J.R. BEYSTER
                                          ---------------------------------
                                          J.R. Beyster
                                          Chairman of the Board
                                          and Chief Executive Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints J.D. Heipt and D.E. Scott, or any one of them individually, such person's attorneys-in-fact, each with the power of substitution, for such person in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same, with all exhibits thereto, and any other documents in connection therewith, with the Securities and Exchange Commission under the Securities Act of 1933, and hereby ratifies and confirms all that each of said attorneys-in-fact, or each of their substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                       SIGNATURE                                        Title                            Date
                       ---------                                        -----                            ----

                   /s/  J.R. BEYSTER                       Chairman of the Board and Chief          July 11, 1997
----------------------------------------------------              Executive Officer
                      J.R. Beyster

                  /s/  W.A. ROPER, JR.                       Principal Financial Officer            July 11, 1997
----------------------------------------------------
                    W.A. Roper, Jr.

                   /s/  P.N. PAVLICS                        Principal Accounting Officer            July 11, 1997
----------------------------------------------------
                     P.N. Pavlics

                   /s/  D.P. ANDREWS                                  Director                      July 11, 1997
----------------------------------------------------
                     D.P. Andrews

                     /s/  V.N. COOK                                   Director                      July 11, 1997
----------------------------------------------------
                       V.N. Cook

                    /s/  C.K. DAVIS                                   Director                      July 11, 1997
----------------------------------------------------
                      C.K. Davis

                       SIGNATURE                                        Title                            Date
                       ---------                                        -----                            ----
                   /s/  W.H. DEMISCH                                  Director                      July 11, 1997
----------------------------------------------------
                     W.H. Demisch

                   /s/ W.A. DOWNING                                   Director                      July 11, 1997
----------------------------------------------------
                     W.A. Downing

                                                                      Director
----------------------------------------------------
                     E.A. Frieman

                    /s/ J.E. GLANCY                                   Director                      July 11, 1997
----------------------------------------------------
                      J.E. Glancy

                    /s/ B.R. INMAN                                    Director                      July 11, 1997
----------------------------------------------------
                      B.R. Inman

                /s/ H.M.J. KRAEMER, JR.                               Director                      July 11, 1997
----------------------------------------------------
                  H.M.J. Kraemer, Jr.

                    /s/ W.M. LAYSON                                   Director                      July 11, 1997
----------------------------------------------------
                      W.M. Layson

                    /s/ C.B. MALONE                                   Director                      July 11, 1997
----------------------------------------------------
                      C.B. Malone

                    /s/ J.W. MCRARY                                   Director                      July 11, 1997
----------------------------------------------------
                      J.W. McRary

                    /s/ W.A. OWENS                                    Director                      July 11, 1997
----------------------------------------------------
                      W.A. Owens

                   /s/ S.D. ROCKWOOD                                  Director                      July 11, 1997
----------------------------------------------------
                     S.D. Rockwood

                   /s/ E.A. STRAKER                                   Director                      July 11, 1997
----------------------------------------------------
                     E.A. Straker

                    /s/ M.E. TROUT                                    Director                      July 11, 1997
----------------------------------------------------
                      M.E. Trout

                   /s/ J.P. WALKUSH                                   Director                      July 11, 1997
----------------------------------------------------
                     J.P. Walkush

                 /s/ J.H. WARNER, JR.                                 Director                      July 11, 1997
----------------------------------------------------
                   J.H. Warner, Jr.

                       SIGNATURE                                        Title                            Date
                       ---------                                        -----                            ----
                    /s/ J.A. WELCH                                    Director                      July 11, 1997
----------------------------------------------------
                      J.A. Welch

                   /s/ J.B. WIESLER                                   Director                      July 11, 1997
----------------------------------------------------
                     J.B. Wiesler

                    /s/ A.T. YOUNG                                    Director                      July 11, 1997
----------------------------------------------------
                      A.T. Young

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Committe for the the Bell Communications Research, Inc. Stock Incentive Plan has duly caused this Registration Statement to be signed on behalf of such plan by the undersigned, thereunto duly authorized, in the City of Morristown, State of New Jersey on October 31, 1997.


                                        BELL COMMUNICATIONS RESEARCH, INC.
                                        STOCK INCENTIVE PLAN



                                        By /S/ SANJIV AHUJA
                                          ---------------------------------
                                          Sanjiv Ahuja
                                          Chairman
                                          Stock Incentive Committee

                                  EXHIBIT INDEX


   EXHIBIT
     NO.                                  DESCRIPTION OF EXHIBITS
   -------                                -----------------------
     4(A)      BELL COMMUNICATIONS RESEARCH, INC. STOCK INCENTIVE PLAN

     5(A)      OPINION OF DOUGLAS E. SCOTT, ESQUIRE

    23(A)      CONSENT OF DOUGLAS E. SCOTT, ESQUIRE (CONTAINED IN EXHIBIT 5(A) HERETO)

    23(B)      CONSENT OF COOPERS & LYBRAND L.L.P.

    23(C)      CONSENT OF PRICE WATERHOUSE LLP

    23(D)      CONSENT OF BEARD & COMPANY, INC.

    24(A)      POWER OF ATTORNEY (INCLUDED ON THE SIGNATURE PAGE OF PART II OF
               THIS REGISTRATION STATEMENT)